Exhibit (f)(8)

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                 FINAL AMENDMENT
                                       TO
                                 SCHEDULE 13E-4

                          ISSUER TENDER OFFER STATEMENT
      (PURSUANT TO SECTION 13(e)(1) OF THE SECURITIES EXCHANGE ACT OF 1934)

                        MISSISSIPPI VIEW HOLDING COMPANY
                        --------------------------------
                                (Name of Issuer)

                        MISSISSIPPI VIEW HOLDING COMPANY
                        --------------------------------
                        (Name of Person Filing Statement)

                     Common Stock, Par Value $0.10 per Share
                     ---------------------------------------
                         (Title of Class of Securities)

                                   605785 10 4
                   ------------------------------------------
                      (CUSIP Number of Class of Securities)

                               Thomas J. Leiferman
                      President and Chief Executive Officer
                        Mississippi View Holding Company
                                35 East Broadway
                       Little Falls, Minnesota 56345-3093
                                 (320) 632-5461

                                 With Copies to:

                             Lloyd H. Spencer, Esq.
                      Malizia, Spidi, Sloane & Fisch, P.C.
                               One Franklin Square
                               1301 K Street, N.W.
                                 Suite 700 East
                              Washington, DC 20005
                                 (202) 434-4660
                      --------------------------------------
                       (Name, Address and Telephone Number
           of Persons Authorized to Receive Notices and Communications
                     on Behalf of Persons Filing Statement)

                                 April 13, 1998
    ------------------------------------------------------------------------
     (Date Tender Offer First Published, Sent or Given to Security Holders)



                            CALCULATION OF FILING FEE
================================================================================
Transaction Valuation*                                             Amount of
================================================================================
$4,773,000                                                             $954.60

================================================================================

* For purposes of calculating fee only. Based on the Offer for 222,000 shares at the maximum tender offer price per share of $21.50.

[ ] Check box if any part of the fee is offset as provided by Rule 0-11(a)(2) and identify the filing with which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


Amount Previously Paid:    $954.60          Filing Party:  Mississippi View Holding Company
Form or Registration No.:  Schedule 13E-4   Date Filed:    April 14, 1998



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    This  Final  Amendment  amends  and  supplements  the  Issuer  Tender  Offer
Statement (the "Statement") filed on April 14, 1998, and amended on May 1, 1998, May 8, 1998 and May 12, 1998, relating to the issuer tender offer by Mississippi View Holding Company, a Minnesota corporation (the "Company"), to purchase up to 222,000 shares of common stock, par value $0.10 per share (the "Shares"), at prices not greater than $21.50 nor less than $19.50 per Share upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 13, 1998 (the "Offer to Purchase") and the related Letter of Transmittal (which are herein collectively referred to as the "Offer"). The Offer is being made to all holders of Shares, including officers, directors and affiliates of the Company.

    The "Modified Dutch Auction" self-tender offer which commenced on April 13, 1998, expired at 5:00 p.m., Eastern Time, May 11, 1998. Based on a final count 222,050 shares tendered will be purchased, approximately 30% of the common shares outstanding, and the price at which such shares will be purchased is $21.25 per share (the "Purchase Price"). Odd lots tendered at or below the purchase price totaling 514 shares will be purchased in their entirety. The remaining 221,536 shares will be purchased on a 89 percent pro rata basis from shareholders who tendered a total of 248,912 shares to the Company at or below the Purchase Price. All shares not purchased will be returned to tendering shareholders as promptly as practicable.

















                                      2

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                                    SIGNATURE

    After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.





Dated:  May 19, 1998.





                              MISSISSIPPI VIEW HOLDING COMPANY



                        By:   /s/ Thomas J. Leiferman
                              --------------------------------------------------
                              Name:   Thomas J. Leiferman
                              Title:  President and Chief Executive Officer